UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 10, 2008

GRAPHIC PACKAGING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-13182	58-2205241
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

814 Livingston Court, Marietta, Georgia	30067
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (770) 644-3000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.
Item 2.01 Completion of Acquisition or Disposition of Assets
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
Item 3.03. Material Modification to Rights of Security Holders.
Item 5.01. Changes in Control of Registrant.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EX-3.1 RESTATED CERTIFICATE OF INCORPORATION
EX-3.2 AMENDED AND RESTATED BY-LAWS

Item 1.01 Entry into Material Definitive Agreement.
The information set forth under Item 2.03 relating to the Credit Agreement is incorporated herein by reference.
Item 2.01 Completion of Acquisition or Disposition of Assets.
On March 10, 2008, pursuant to the terms of the Transaction Agreement and Agreement and Plan of Merger (the “Transaction Agreement”) by and among Graphic Packaging Corporation, a Delaware corporation (the “Company”), Bluegrass Container Holdings, LLC, a Delaware limited liability company (“BCH”), TPG Bluegrass IV, L.P., a Delaware limited partnership (“TPG IV”), TPG Bluegrass IV, Inc., a Delaware corporation, as a transferee of the interests in BCH owned by TPG IV (“TPG IV, Inc.”), TPG Bluegrass IV-AIV 2, L.P., a Delaware limited partnership (“TPG IV-AIV”), TPG Bluegrass V, L.P., a Delaware limited partnership (“TPG V”), TPG Bluegrass V, Inc., a Delaware corporation, as a transferee of the interests in BCH owned by TPG V (“TPG V, Inc.”), TPG Bluegrass V-AIV 2, L.P., a Delaware limited partnership (“TPG V-AIV”), Field Holdings, Inc., a Delaware corporation (“Field Holdings”), TPG FOF V-A, L.P., a Delaware limited partnership (“FOF V-A”), TPG FOF V-B, L.P., a Delaware limited partnership (“FOF V-B”), BCH Management, LLC, a Delaware limited liability company (together with Field Holdings, TPG IV, TPG IV, Inc., TPG IV-AIV, TPG V, TPG V, Inc., TPG V-AIV, FOF V-A and FOF V-B, the “Sellers”), New Giant Corporation, a Delaware corporation (“New Graphic”), and Giant Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of New Graphic (“Merger Sub”), (i) Merger Sub merged with and into the Company (the “Merger”), (ii) the Company became a wholly-owned subsidiary of New Graphic and (iii) the Sellers contributed all of the equity interests in BCH in exchange for shares of New Graphic’s common stock (the “Exchange,” and together with the Merger, the “Transactions”). Upon effectiveness of the Merger, New Graphic changed its name to Graphic Packaging Holding Company.
At the effective time of the Transactions, as consideration for the Merger, the holder of each issued and outstanding share of the Company’s common stock, par value $0.01, received one newly issued share of New Graphic’s common stock, par value $0.01 (“Common Stock”), and in consideration for the Exchange, the Sellers received 139,445,038 shares of Common Stock, or approximately 40.6 percent of New Graphic’s outstanding shares of Common Stock.
The issuance of the Common Stock pursuant to the Merger was registered under the Securities Act of 1933, as amended, pursuant to New Graphic’s registration statement on Form S-4, as amended (File No. 333-145849) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) and declared effective on December 10, 2007. The definitive proxy statement/prospectus dated December 10, 2007 that forms a part of the Registration Statement (the “Proxy Statement/Prospectus”) contains additional information about the Transactions and the other transactions contemplated by the Transaction Agreement, including information concerning the interests of directors, executive officers and affiliates of the Company and New Graphic in the Transactions.
Pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Common Stock is deemed to be registered under Section 12(b) of the Exchange Act. The Common Stock has been approved for listing on the New York Stock Exchange and will begin trading under the symbol “GPK” on March 11, 2008.
Prior to the completion of the Transactions, the Company’s common stock was registered pursuant to Section 12(b) of the Exchange Act and listed on the New York Stock Exchange. In connection with the Transactions, the Company’s common stock will be delisted from the NYSE as of the close of trading on March 10, 2008. The Company will file a Form 15 with the SEC to terminate the registration under Section 12(b) of the Exchange Act of the Company’s common stock.
On March 10, 2008, the Company issued a press release announcing the completion of the Transactions. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On March 10, 2008, Graphic Packaging International, Inc. (“GPI”), a wholly-owned subsidiary of the Company, entered into an Amendment No. 1 to its existing senior secured Credit Agreement dated as of May 16, 2007 (the “Credit Agreement”). Pursuant to Amendment No. 1, GPI obtained (i) a new $1,200 million senior secured term loan facility to refinance the outstanding amounts under BCH’s existing first and second lien credit facilities and (ii) an increase to GPI’s existing revolving credit facility to $400 million from $300 million. GPI’s existing $1,055 million term loan facility will remain in place.

The new $1,200 million term loan will mature on May 16, 2014, the same maturity date of the existing term loan. The increased revolving credit facility will mature on May 16, 2013.
The principal amount of the new term loan facility will amortize in an annual amount of 1.0% of the original principal amount thereof, payable in equal semi-annual installments, with a final installment due and payable at maturity equal to the remaining outstanding principal amount thereof. The amortization of the existing $1,055 million term loan will remain unchanged and will continue in an annual amount of 1.0% of the original principal amount thereof payable in semi-annual installments, with a final installment due and payable at maturity equal to the remaining outstanding principal amount thereof.
Subject to certain exceptions and reinvestment provisions, the new term loan facility and the existing term loan facility are subject to mandatory prepayment on a pro rata basis in an amount equal to (i) the net proceeds of certain debt offerings by GPI and its subsidiaries (other than debt offerings permitted by the Credit Agreement); and (ii) the net proceeds of certain non-ordinary asset sales by GPI and its subsidiaries.
The obligations of GPI under the new term loan facility and the revolving credit facility, as increased pursuant to Amendment No. 1, are guaranteed by the Company, New Graphic and each existing or future domestic subsidiary of GPI (including BCH and its subsidiaries). In addition, the new term loan facility, and the revolving credit facility, as increased pursuant to Amendment No. 1, and the guarantees thereunder, are secured by the same collateral as the existing credit facilities including security interests in and pledges of or liens on substantially all of the material tangible and intangible assets of GPI and the guarantors, including pledges of all the capital stock of GPI and certain direct or indirect domestic subsidiaries of GPI and of up to 65% of the capital stock of each direct foreign subsidiary of GPI. The lenders under the revolving credit facility, as increased pursuant to Amendment No. 1, the new term loan facility and the existing term loan facility will share in all collateral security, in each case to the same extent as the existing credit facility, on a pari passu basis.
The new term loan facility will bear interest at LIBOR plus 275 basis points. The interest rate on the existing term loan facility will continue to bear interest at LIBOR plus 200 basis points such that the weighted average interest rate on GPI’s senior secured term debt will equal approximately LIBOR plus 237.5 basis points.
The Company has agreed to pay (or cause GPI to pay) certain fees with respect to the new and existing credit facilities, including (i) fees on the unused commitments of the lenders, (ii) letter of credit fees on the aggregate face amount of outstanding letters of credit plus a fronting bank fee for the letter of credit issuing bank; (iii) quarterly administration fees and (iv) arrangement and other similar fees.
The new term loan facility and the increase in the revolving credit facility are subject to the existing affirmative and negative operating covenants contained in the Credit Agreement, as such covenants have been amended pursuant to Amendment No. 2 to the Credit Agreement described below.
The new term loan facility and the increase in the revolving credit facility are subject to the existing events of default contained in the Credit Agreement, including non-payment of principal, interest or fees, failure to comply with covenants, inaccuracy of representations or warranties in any material respect, cross default to certain other indebtedness, loss of lien perfection or priority, material judgments and change of ownership or control.
On March 10, 2008, GPI also entered into an Amendment No. 2 to the Credit Agreement. Pursuant to Amendment No. 2, among other things, the existing financial covenants contained in the Credit Agreement were removed and a new senior secured leverage ratio was substituted in lieu thereof. Such new senior secured leverage covenant shall run in favor of all lenders under the Credit Agreement.
Additionally, Amendment No. 2, among other things, amended the covenant contained in the Credit Agreement restricting the ability of GPI and it subsidiaries to sell assets. Amendment No. 2 permits GPI and its subsidiaries to sell assets in an unlimited amount provided that at least 75% of the consideration received by GPI or the applicable subsidiary is in the form of cash.

This summary is qualified in its entirety by reference to Amendment No. 1 and Amendment No. 2 to the Credit Agreement, which are included as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.
Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
Prior to the Merger, the Company’s common stock was registered pursuant to Section 12(b) of the Exchange Act and listed on the New York Stock Exchange under the symbol “GPK.” As a result of the Merger, the entire class of the Company’s common stock was converted into New Graphic’s Common Stock. Accordingly, the Company has requested of the New York Stock Exchange that its common stock be withdrawn from listing. Prior to the open of trading on March 11, 2008, trading in the Company’s common stock will be suspended and the Company’s common stock will be delisted by the New York Stock Exchange. The Company expects subsequently to file a Form 15 with the SEC to request that the Company common stock be deregistered under Section 12(g) of the Exchange Act and that its reporting obligations under Sections 13 and 15(d) of the Exchange Act then be terminated. The information set forth in Item 2.01 is incorporated by reference into this Item 3.01.
Item 3.03. Material Modification to Rights of Security Holders.
In connection with the Merger, on March 10, 2008, each share of the Company’s common stock was canceled and converted into the right to receive one share of New Graphic’s common stock. The information set forth in Item 2.01 is incorporated by reference into this Item 3.03.
Item 5.01. Changes in Control of Registrant.
Upon the completion of the Merger on March 10, 2008, a change of control of the Company occurred. Immediately prior to the Merger, all of the issued and outstanding shares in the Company were publicly owned. Upon completion of the Merger, pursuant to the terms and conditions of the Transaction Agreement, the Company became a wholly owned subsidiary of New Graphic.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective on March 10, 2008 as contemplated by the Transaction Agreement, John D. Beckett, G. Andrea Botta, Kevin J. Conway, Jeffrey H. Coors, William R. Fields, Harold R. Logan, Jr., John R. Miller and Robert W. Tieken resigned as directors of the Company. Effective on the completion of the Exchange, Daniel J. Blount and Stephen A. Hellrung were appointed as directors of the Company.
Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On March 10, 2008, the Company amended its Restated Certificate of Incorporation and its Amended and Restated By-Laws. The amendment, which was effective upon the Merger, adopts the Certificate of Incorporation and By-Laws of Merger Sub, thereby reducing the Company’s number of authorized shares of common stock from 550,000,000 to 1,000.
The Restated Certificate of Incorporation and the Amended and Restated By-Laws are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

3.1	Restated Certificate of Incorporation of Graphic Packaging Corporation.

3.2	Amended and Restated By-Laws of Graphic Packaging Corporation.

10.1	Amendment No. 1 to Credit Agreement dated as of March 10, 2007 by and among Graphic Packaging International, Inc., Graphic Packaging Corporation, Bank of America, N.A., as Administrative Agent, and the Lenders signatory thereto. Filed as Exhibit 10.1 to Graphic Packaging Holding Company’s Current Report on Form 8-K filed on March 10, 2008, and incorporated herein by reference.

10.2	Amendment No. 2 to Credit Agreement dated as of March 10, 2007 by and among Graphic Packaging International, Inc., Graphic Packaging Corporation, Bank of America, N.A., as Administrative Agent, and the Lenders signatory thereto. Filed as Exhibit 10.2 to Graphic Packaging Holding Company’s Current Report on Form 8-K filed on March 10, 2008, and incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	By:	/s/ Stephen A. Hellrung
Stephen A. Hellrung
Date: March 10, 2008		Senior Vice President, General Counsel and Secretary